SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        August 12, 1996 (August 12, 1996)
                     --------------------------------------
                Date of Report (Date of earliest event reported)


                                  PepsiCo, Inc.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

                                 North Carolina
                        ---------------------------------
                 (State or other jurisdiction of incorporation)


               1-1183                             13-1584302
      (Commission File Number)        (IRS Employer Identification No.)



                700 Anderson Hill Road, Purchase, New York 10577
                   -------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (914) 253-2000

Item 5.            Other Events.

PepsiCo's 1996 earnings will include losses related to its investment in Buenos Aires Embotelladora S.A. (BAESA), its franchised beverage bottler with operations in Argentina, Brazil, Chile, Costa Rica and Uruguay. On August 8, 1996 BAESA issued a press release which reported a loss of $251 million for its fiscal third quarter ended June 30, 1996. The loss included approximately $124 million related to asset writedowns, restructuring and other charges. BAESA also indicated in its press release that it expects to record operating losses and other charges in the fourth quarter of its fiscal year and may early adopt Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in its fourth quarter. BAESA must adopt SFAS 121 by October 1, 1996.

PepsiCo reports its 24% economic share of BAESA's losses in equity earnings. Before any charges related to BAESA's adoption of SFAS 121, PepsiCo estimates that its share of BAESA's losses will reduce third quarter net income per share by approximately $0.04 but is not able to estimate the impact on its fourth quarter results. PepsiCo's 1996 earnings may also be reduced if the carrying value of our investment in BAESA or any BAESA related concentrate assets is determined to be impaired. PepsiCo's investment in BAESA, after giving effect to the estimated third quarter losses, is expected to be approximately $90 million and the carrying value of the concentrate-related assets, as of July 31, 1996, was approximately $60 million.

As explained in its quarterly report on Form 10-Q for the quarter ended June 15, 1996, PepsiCo reports its share of all of its international beverage joint ventures' earnings on a lag. Accordingly, BAESA's results for the months of May through July and August through November will be included in PepsiCo's third and fourth quarter results, respectively.

From time to time, in both written reports and oral statements by PepsiCo senior management, we may express our expectations regarding future performance of the Company. These "forward-looking statements" are inherently uncertain and investors must recognize that events could turn out to be different from what senior management expected. Key factors impacting current and future performance are described in PepsiCo's 1995 Annual Report in Management's Analysis - Worldwide Marketplace on page 14.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 12, 1996                   PepsiCo, Inc.




                                    By:   LAWRENCE F. DICKIE
                                          -------------------------
                                          Lawrence F. Dickie
                                          Vice President,
                                          Associate General Counsel
                                          and Assistant Secretary